EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (files no. 333-14741, 333-31521, 333-66219, 333-83645,
333-93141, 333-43034 and 333-56730) of eXcelon Corporation of our reports dated February 8, 2001 relating to the financial statements and financial statement schedule, which appear in this form 10-K.




PRICEWATERHOUSECOOPERS LLP

BOSTON, MASSACHUSETTS
March 30, 2001